EXHIBIT H


                                                                  EXECUTION COPY

                             STOCK OPTION AGREEMENT

         This STOCK OPTION AGREEMENT (this "AGREEMENT") is made as of October __, 2005, by and among Goody's Family Clothing, Inc., a Tennessee corporation (the "COMPANY"), GF Goods Inc., a Delaware corporation ("PARENT"), and GF Acquisition Corp., a Tennessee corporation ("ACQUISITION CORP."). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Merger Agreement.

         WHEREAS, concurrently herewith, Acquisition Corp., Parent and the Company are entering into an Acquisition Agreement and Agreement and Plan of Merger (the "MERGER AGREEMENT");

         WHEREAS, the Company agrees to grant Acquisition Corp. an option to purchase Common Stock (as hereinafter defined), upon the terms and subject to the conditions of this Agreement; and

         WHEREAS, the Special Committee of the Board of Directors of the Company has recommended the grant of such option and the Merger Agreement be approved by the Board of Directors of the Company and the Board of Directors of the Company has approved the grant of such option and the Merger Agreement prior to the execution hereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. THE TOP-UP OPTION. The Company hereby grants to Acquisition Corp. an irrevocable option (the "TOP-UP OPTION") to purchase, subject to the terms hereof, up to that number of shares of common stock, no par value per share
("COMMON STOCK"), of the Company (the "TOP-UP OPTION SHARES") equal to the lowest number of shares of Common Stock that, when added to the number of shares of Common Stock owned by Acquisition Corp. at the time of such exercise, shall constitute one share more than 90% of the shares of Common Stock on a Fully-Diluted Basis (assuming the issuance of the Top-Up Option Shares) at a purchase price per Top-Up Option Share equal to the Offer Price; PROVIDED, HOWEVER, that the Top-Up Option shall not be exercisable unless immediately after such exercise Acquisition Corp. would own more than 90% of the shares of Common Stock then outstanding and in no event shall Acquisition Corp. have the right hereunder to purchase shares of Common Stock to the extent (but only to the extent) that the exercise of Acquisition Corp.'s right to purchase shares of Common Stock hereunder would violate the rules or regulations of the Nasdaq National Market, Inc. The Company agrees to provide Acquisition Corp. with information regarding the number of authorized shares of Common Stock available for issuance on an ongoing basis.

         2. EXERCISE OF TOP-UP OPTION.

            (a) Acquisition Corp. may exercise the Top-Up Option, in whole or in part, at any one time after the occurrence of a Top-Up Exercise Event (as defined below) and prior to the occurrence of a Top-Up Termination Event (as defined below).


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            (b) A "TOP-UP  EXERCISE  EVENT"  shall  occur for  purposes  of this
Agreement  upon   Acquisition   Corp.'s  payment  for  shares  of  Common  Stock
constituting at least 80% of the shares of Common Stock then outstanding but less than 90% of the shares of Common Stock on a Fully-Diluted Basis.

            (c) Each of the following shall be a "TOP-UP TERMINATION EVENT":

                 (i) the Effective Time;

                 (ii) the date which is thirty-five days after the occurrence of the Top-Up Exercise Event (or such later date on which the closing of a purchase may be consummated, as set forth in SECTION 3(A) below); and

                 (iii) the termination of the Merger Agreement.

         3. CLOSING.

            (a) In the event Acquisition Corp. wishes to exercise the Top-Up Option, Acquisition Corp. shall send to the Company a written notice (a "TOP-UP EXERCISE NOTICE," the date of which notice is referred to herein as the "NOTICE DATE") specifying the number of shares of Common Stock to be acquired by Acquisition Corp. pursuant to the Top-Up Option, the denominations of the certificate or certificates evidencing the Top-Up Option Shares that Acquisition Corp. wishes to receive, the place for the closing of the purchase and sale pursuant to the Top-Up Option (the "TOP-UP CLOSING") and a date not earlier than one business day nor later than 10 business days after the Top-Up Notice Date for the Top-Up Closing (the "CLOSING DATE"); PROVIDED, HOWEVER, that (i) if the Top-Up Closing cannot be consummated by reason of any applicable law or order, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated and (ii) without limiting the foregoing, if prior notification to or approval of any governmental entity is required in connection with such purchase, Acquisition Corp. and the Company shall promptly file the required notice or application for approval and shall cooperate in the expeditious filing of such notice or application, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (A) any required notification period has expired or been terminated or
(B) any required approval has been obtained, and in either event, any requisite waiting period has expired or been terminated. The Company shall, promptly after receipt of the Top-Up Exercise Notice, deliver a written notice to Acquisition Corp. confirming the number of Top-Up Option Shares and the aggregate purchase price therefor.

            (b) At the closing referred to in subsection (a) of this SECTION 3, Acquisition Corp. shall (i) pay to the Company the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Top-Up Option in immediately available funds by wire transfer to a bank account designated by the Company and (ii) present and surrender this Agreement to the Company.

            (c) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (b) of this SECTION 3, the Company shall deliver to Acquisition


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Corp. a certificate or certificates  representing the number of shares of Common
Stock purchased by Acquisition Corp.

            (d)  Certificates  evidencing  the  Common  Stock  to  be  delivered
hereunder  may  include  legends  legally  required   including  the  legend  in
substantially the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF OCTOBER __, 2005, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

            It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act and state securities or blue sky laws in the foregoing legend shall be removed by delivery of substitute certificate(s) without such reference if the Company or Acquisition Corp., as the case may be, shall have delivered to the other an opinion of counsel, in form and substance reasonably satisfactory to the other, to the effect that such legend is not required for purposes of the Securities Act or such laws; (ii) the reference to the provisions of this Agreement in the foregoing legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and
(iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

            (e) Upon the giving by Acquisition Corp. to the Company of the written notice of exercise of the Top-Up Option provided for under subsection
(a) of this SECTION 3 and the tender of the applicable purchase price in immediately available funds, Acquisition Corp. shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, subject to the terms and conditions of this Agreement, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Acquisition Corp. The Company shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this SECTION 3 in the name of Acquisition Corp. or its assignee, transferee or designee.

         4. COVENANTS OF THE COMPANY. In addition to its other agreements and covenants herein, the Company agrees:

            (a) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company; and

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            (b) promptly to take all action as may from time to time be required
(including complying with all applicable notification, filing reporting and waiting period requirements under the HSR Act, making all other filings with, and to obtain consents of, all third parties and regulatory and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement, and cooperating fully with Acquisition Corp. in preparing any applications or notices and providing such information to any regulatory authority as it may require) in order to permit Acquisition Corp. to exercise the Top-Up Option and the Company duly and effectively to issue shares of Common Stock pursuant hereto.

         5. REPRESENTATIONS AND WARRANTIES.

            (a) The Company hereby represents and warrants to Parent and Acquisition Corp. as follows:

                 (i) All corporate action on the part of the Company and its officers, directors and shareholders that is necessary for (i) the authorization, execution and delivery of this Agreement, (ii) the performance of all the Company's obligations under this Agreement and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Top-Up Option and the Top-Up Option Shares to be acquired upon exercise of the Top-Up Option has been taken or will be taken prior to the Closing Date. As of the Closing Date, the Company's authorized capital stock shall consist of at least that amount of Common Stock required for the Company to issue the Top-Up Option Shares (to the extent not prohibited by the rules or regulations of Nasdaq). This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. When issued in compliance with the provisions of this Agreement and the Company's Articles of Incorporation, the Top-Up Option and, upon exercise of the Top-Up Option, the Top-Up Option Shares, (x) will be duly and validly issued and outstanding, fully paid and nonassessable and free and clear of any Liens whatsoever, (y) shall not be subject to preemptive rights, rights of first offer or refusal or similar rights, and shall not be restricted in any way with respect to voting rights thereof or other incidents of record or beneficial ownership pertaining thereto and (z) shall not give rise to or trigger any conversion, antidilution or similar rights pertaining to any of the Company's securities outstanding or authorized on or before the Closing Date.

                 (ii) The execution, delivery and performance of this Agreement does not and will not, and the consummation by the Company of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of or a default under, its articles or certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of or a default under, any material agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any material law, rule, ordinance or regulation or material judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject.


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            (b) Parent and Acquisition Corp. hereby represent and warrant to the
Company as follows:

                 (i) that Parent and Acquisition Corp. have full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Corp.; and this Agreement has been duly executed and delivered by Parent and Acquisition Corp. and constitutes a valid and legally binding obligation of Parent and Acquisition Corp. enforceable in accordance with its terms.

                 (ii) The execution, delivery and performance of this Agreement does not and will not, and the consummation by Parent and Acquisition Corp. of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of or a default under, their articles or certificate of incorporation or by-laws, or the comparable governing instruments of any of their respective subsidiaries, or (ii) a breach or violation of or a default under, any material agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of Parent or Acquisition Corp. or any of their respective subsidiaries (with or without the giving of notice, the lapse of time or both) or under any material law, rule, ordinance or regulation or material judgment, decree, order, award or governmental or non-governmental permit or license to which Parent or Acquisition Corp. or any of their respective subsidiaries is subject, in each case in a manner which would create a Company Material Adverse Effect.

         6. ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, which approval shall not be unreasonably withheld; PROVIDED, HOWEVER, that each of Parent and Acquisition Corp. may freely assign its rights to another direct or indirect wholly owned subsidiary of Parent or Acquisition Corp. without such prior written approval. Any purported assignment without such consent shall be void.

         7. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by any party hereto and that the obligations of the parties hereto shall be specifically enforceable by any party hereto through injunctive or other equitable relief.

         8. SEVERABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.


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         9. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given as specified in Section 9.06 of the Merger Agreement.

         10. GOVERNING LAW.

            (a) This Agreement shall be construed in accordance with and governed in all respects, including validity, interpretation and effect, by the law of the State of Tennessee without giving effect to the principles of conflicts of laws thereof.

         11. SUBMISSION TO JURISDICTION. Each of the parties hereto submits to the exclusive jurisdiction of the United States district court for the Eastern District of Tennessee, Knoxville Division in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties hereto also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party hereto may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in SECTION 9.06 of the Merger Agreement. Nothing in this SECTION 11, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party hereto agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS, HIS OR HER OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         12. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto. This Agreement may be executed by facsimile signature.

         13. EXPENSES. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         14. ENTIRE AGREEMENT. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights,


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remedies,  obligations  or  liabilities  under or by reason  of this  Agreement, except as expressly provided herein.

         15. CAPTIONS. The Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.


                                     * * * *




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         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.



                          GOODY'S FAMILY CLOTHING, INC.


                          By:
                                  ------------------------------------------

                          Name:
                                  ------------------------------------------

                          Its:
                                  ------------------------------------------


                          GF GOODS INC.


                          By:
                                  ------------------------------------------


                          Name:   /s/ Isaac Dabah
                                  ------------------------------------------
                                  Isaac Dabah

                          Its:    Chief Executive Officer
                                  ------------------------------------------


                          GF ACQUISITION CORP.


                          By:
                                  ------------------------------------------


                          Name:   /s/ Isaac Dabah
                                  ------------------------------------------
                                  Isaac Dabah

                          Its:    Chief Executive Officer
                                  ------------------------------------------